UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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BITSTREAM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BITSTREAM INC. 245 FIRST STREET, 17th FLOOR CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2009 at 10 a.m.

NOTICE IS HEREBY GIVEN to the stockholders of BITSTREAM INC., a Delaware corporation (the “Company”), that the Annual Meeting of Stockholders (the “Meeting”) will be held at the Company’s principal offices located at 245 First Street, 17th Floor, Cambridge, Massachusetts 02142 at 10:00 a.m., Eastern Daylight Time, on May 14, 2009 for the following purposes:

1. To elect a board of five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

2. To transact such other and further business as may properly come before the Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 6, 2009 are entitled to notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books of the Company will not be closed.

A copy of the Company’s Annual Report for the year ended December 31, 2008 accompanies this notice.

By Order of the Board of Directors,

CHARLES YING

Chairman of the Board

Boston, Massachusetts

April 17, 2009

RETURN OF PROXIES

Your vote is important. A proxy and self-addressed envelope are enclosed for your use. Whether or not you plan to attend the Meeting, our Board of Directors requests that you execute and return your proxy in the enclosed envelope in order to secure a quorum, to avoid the expense of additional proxy solicitation and to ensure that your shares will be represented at the Meeting. Your cooperation is greatly appreciated.

Important notice regarding the availability of Proxy Materials for the Annual Meeting to be held on Thursday, May 14, 2009: The Proxy Statement and 2008 Annual Report on Form 10-K are available at www.bitstream.com/eproxy.

Bitstream Inc.

245 First Street, 17th Floor

Cambridge, Massachusetts 02142

PROXY STATEMENT

The enclosed proxy (“Proxy”) is solicited by the Board of Directors (the “Board”) of Bitstream Inc., a Delaware corporation (the “Company”), for use at our Annual Meeting of Stockholders (the “Meeting”) to be held at the our principal offices located at 245 First Street, 17th Floor, Cambridge, Massachusetts 02142 on May 14, 2009, at 10:00 a.m., Eastern Daylight Time and at any adjournment or adjournments thereof. Any stockholder giving a Proxy has the power to revoke it at any time before it is voted by executing another Proxy bearing a later date or by giving written notice of revocation to the Company addressed to the Secretary prior to the Meeting or by oral or written notice at the Meeting or by voting in person by ballot at the Meeting. A stockholder’s attendance at the Meeting will not by itself revoke a Proxy.

The mailing address of our principal executive office is 245 First Street, 17th Floor, Cambridge, Massachusetts 02142, Telephone No. (617) 497-6222. The approximate date on which this proxy statement (the “Proxy Statement”) and form of Proxy are first being sent or given to stockholders is on or about April 17, 2009.

SOLICITATION OF PROXIES

The persons named as proxies are Charles Ying, our Chairman of the Board, and Anna M. Chagnon, our President and Chief Executive Officer. The stock represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder executing the same. In the absence of specification, the shares of stock will be voted FOR the election of each of the five persons nominated by the Board to serve as directors and in the discretion of the proxies on other business which may properly come before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to these mailed proxy materials, our directors, officers and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or by other means of communication. We will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares of stock and will reimburse them for their reasonable expenses in forwarding the proxy material.

SHARES OUTSTANDING AND VOTING RIGHTS

Only holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Shares” or “Class A Common Stock”), at the close of business on April 6, 2009 (the “Record Date”) are entitled to vote at the Meeting, or any adjournment thereof. On the Record Date, there were 9,867,505 Class A Shares issued and outstanding, including 90,000 unvested restricted shares with voting rights. Each Class A Share is entitled to one vote on all matters to be voted upon. The presence in person or by properly executed Proxy of the holders of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Directors are elected by a majority of the votes present in person or by proxy at the Meeting and voting on such proposal. The affirmative vote of a majority of the votes present in person or by proxy at the Meeting is required for the approval of any other business which may properly be brought before the Meeting or any adjournment thereof.

Stockholders of record vote at the Meeting by casting ballots (in person or by proxy), which are tabulated by a person who is appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are counted only for purposes of determining whether a quorum is present at the Meeting.

Our stock transfer books will not be closed. Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Five directors are to be elected to serve until the next annual meeting of our stockholders or until the election and qualification of their respective successors. Each of the nominees named below currently serves as a director of the Company. The persons named in the accompanying Proxy intend to vote (unless authority to vote for directors is withheld in such Proxy or later revoked) all duly executed Proxies for the election to the Board of all of the nominees named below, each of whom consented to be named herein and to serve as a director if elected at the Meeting. The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in the event that any nominee should become unavailable prior to the Meeting, the Proxy will be voted for a substitute nominee designated by the Board if a substitute nominee is designated. Listed below is certain information with respect to each current nominee for election as a director. For information concerning the number of shares of Class A Common Stock beneficially owned by each nominee, see “Principal and Management Stockholders” included elsewhere herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES

Nominees for Directors

The Company’s directors and their ages as of April 12, 2009 are as follows:

NAME	AGE	POSITION WITH THE COMPANY
George B. Beitzel(1)(2)(3)	80	Director
Anna M. Chagnon	42	Director, President and Chief Executive Officer
Amos Kaminski(1)(2)(3)	79	Director
David G. Lubrano(1)(2)(3)	78	Director
Charles Ying(1)	62	Director and Chairman of the Board

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

George B. Beitzel has been a director of the Company since April 1989. Mr. Beitzel retired in 1987 from International Business Machines Corporation (“IBM”), where he held numerous positions including serving as a member of the IBM Board of Directors and Corporate Office. Mr. Beitzel currently serves on the Board of Directors of Actuate Corporation and Gevity HR, Inc.

Anna M. Chagnon has been a director of the Company since May 2003. Ms. Chagnon has served as our Chief Executive Officer since October 2003. She has also served as our President since June 2000 and as General Counsel since July 1997. She previously served as Chief Operating Officer from August 1998 to October 2003, and Chief Financial Officer from August 1998 to March 2003. From July 1997 to August 1998, she served in various positions at the Company including Vice President, Finance and Administration, Chief Financial Officer and General Counsel, and Vice President and General Counsel. She holds a Bachelor of Science degree, summa cum laude, from Northeastern University, a Juris Doctor degree from Boalt Hall School of Law of the University of California at Berkeley, and a Master of Business Administration, summa cum laude, from Babson College.

Amos Kaminski has been a director of the Company since 1985 and was Chairman of the Board from 1991 through 1996. Mr. Kaminski founded Interfid Ltd., a venture capital firm, in 1984 and has served as its President and on its Board of Directors since its formation. Mr. Kaminski is also the founder, President and Chairman of the Board of Directors of AFA Asset Services, Inc., a private real estate asset management company, and Chairman of the Board of Directors of Interfid Capital, Inc.

David G. Lubrano has been a director of the Company since 1987. Mr. Lubrano is the founder and CEO of 21st Century Investors, a venture capital firm. Mr. Lubrano retired in 1985 from Apollo Computer Inc., a corporation engaged in manufacturing workstations, which he co-founded and where he had been Senior Vice President of Finance and Administration, Chief Financial Officer and a director.

Charles Ying has been Chairman of the Board since April 1997. He also served as Chief Executive Officer of the Company from May 1997 through October 2003. From January 1992 to January 1996, Mr. Ying served as Chief Executive Officer of Information International Inc., a corporation engaged in the business of designing, manufacturing and marketing computer-based systems that automate document production and publishing. Mr. Ying holds a B.S. and M.S. in Electrical Engineering from the Massachusetts Institute of Technology.

The Company’s By-laws provide that the Board will be elected at the annual meeting of the stockholders, or at a special meeting of the stockholders in lieu thereof, and that all directors shall hold office until the next annual meeting of stockholders, or next special meeting of the stockholders in lieu thereof, or until their successors are chosen and qualified.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have a code of ethics that applies to our principal executive officer and principal financial officer, or persons performing similar functions. This code of ethics is incorporated in our Code of Business Conduct and Ethics that applies to all of our officers, directors, and employees. A copy of our Code of Business Conduct and Ethics is available on our website at www.bitstream.com. We intend to satisfy the SEC’s disclosure requirements regarding amendments to, or waivers of, the code of business conduct and ethics by posting such information on our website.

Board Committees and Meetings of the Board

The Board has a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the year ended December 31, 2008, the Nominating and Corporate Governance Committee met five times, the full Board met six times, the Compensation Committee met four times, and the Audit Committee met seven times. All incumbent directors attended at least 75% of the aggregate number of the meetings of the Board and each member of the Committees of the Board attended at least 75% of the meetings of the Committees. Each committee’s charter is available through the Corporate Governance link on the Company’s website at www.bitstream.com, or by sending your request in writing to the Corporate Secretary, Bitstream Inc., 245 First Street, 17th Floor, Cambridge, MA 02142-1200. Each committee conducts an annual assessment to determine whether it has sufficient information, resources and time to fulfill its obligations and whether it is performing its obligations. Under the Board’s Corporate Governance Guidelines, each committee may retain experts to assist it in carrying out its responsibilities. The Board of Directors has determined that each of the members of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee are “independent” as required by applicable laws and regulations, and the NASDAQ listing standards.

The Board and executive management believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Board and executive management team have been reviewing and will continue to review our corporate governance policies and practices for compliance with applicable regulations and will continue to compare those policies and practices to those suggested by various authorities in corporate governance and the practices of other public companies.

The Audit Committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent registered public accountants. The Audit Committee also oversees management’s performance of its duties with respect to maintaining the integrity of our accounting and financial reporting and our systems of internal controls, the performance and qualifications of the independent accountants (including the independent accountant’s independence), and our compliance with legal and regulatory requirements. The Audit Committee establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and the confidential and anonymous submission by employees and others regarding questionable or possibly fraudulent actions or activities. The Board of Directors, based on the recommendation of the Audit Committee, has designated David Lubrano as the “audit committee financial expert.” During 2008, the members of this committee were David Lubrano, serving as Chairperson, George Beitzel and Amos Kaminski.

The Compensation Committee establishes salaries, incentives and other forms of compensation for our directors, officers and other employees. The Compensation Committee also administers our benefit plans and administers the issuance of stock options and other awards under our Stock Plans to all our employees and directors, including the members of such committee. The committee also reviews, and recommends to the full Board, the compensation and benefits for non-employee Directors. During 2008, the members of this committee were George Beitzel, serving as Chairperson, Amos Kaminski and David Lubrano.

The Nominating and Corporate Governance Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in corporate governance guidelines, and evaluates the qualifications of, and recommends to the full Board, candidates for election as Directors. During 2008, the members of this committee were Amos Kaminski, serving as Chairperson, George Beitzel, David Lubrano and Charles Ying.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is that all directors are encouraged to attend annual meetings of stockholders. All of our directors attended the 2008 Annual Meeting of Stockholders.

Independence of Directors

Our Board has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable NASDAQ listing standards applicable to Board composition and Section 301 of the Sarbanes-Oxley Act of 2002. Our independent directors are: Mr. Beitzel, Mr. Kaminski, and Mr. Lubrano. There are no family relationships among any of the executive officers or directors of the Company.

Shareholder Communications with Directors

A shareholder who wishes to communicate directly with the Board, a committee of the Board or with an individual Director, should send the communication to:

Bitstream Inc.

Attn: Board of Directors [or committee name or Director’s name, as appropriate]

245 First Street, 17th Floor

Cambridge, MA 02142-1200

Bitstream will forward all shareholder correspondence concerning the Company to the Board, committee or individual Director, as appropriate. This process has been approved by the independent Directors of Bitstream.

Nomination of Candidates for Director

When evaluating potential candidates for directors, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers individuals recommended by members of the Nominating Committee, other Directors, members of management, and shareholders or self-nominated individuals. The Nominating Committee is advised of all nominations that are submitted to us and determines whether it will further consider the candidates using the criteria described below. The Nominating and Corporate Governance Committee acts pursuant to a written charter, which may be found on our web site at http://www.bitstream.com/corporate/pdfs/bitstream-nominating+and+corprate+governance+committee+charter.pdf.

In order to be considered, each proposed candidate must:

•	Be ethical;

•	Have proven judgment and competence;

•	Have professional skills and experience that are complementary to the background and experience represented on the Board and that meet our needs;

•	Have demonstrated the ability to act independently and be willing to represent the interests of all shareholders and not just those of a particular philosophy or constituency; and

•	Be willing and able to devote sufficient time to fulfill his/her responsibilities to Bitstream and its shareholders.

After the Nominating Committee has completed its evaluation, it presents its recommendation to the full Board for its consideration and approval. In presenting its recommendation, the Nominating Committee also reports on other candidates who were considered but not selected.

We will report any material change to this procedure in a quarterly or annual filing with the Securities and Exchange Commission and any new procedure will be available through the Corporate Governance link on our website at www.bitstream.com.

Our Bylaws require that a shareholder who wishes to nominate an individual for election as a Director at our Annual Meeting of Shareholders must give us advance written notice no later than 120 days prior to the anniversary date of the Proxy mailing date, or December 18, 2009, in connection with next year’s Annual Meeting and provide specified information. Shareholders may request a copy of the Bylaw requirements from the Corporate Secretary, Bitstream Inc., 245 First Street, 17th Floor, Cambridge, Massachusetts 02142.

Director Compensation

For the year ended December 31, 2008, each director who was not our employee received $35,000 in cash compensation for service as a director. In addition, our non-employee Chairman of the Board received an additional $15,000 in cash compensation for his service as Chairman. On May 20, 2008, each non-employee director was also granted a restricted stock award for 5,000 shares of the Company’s Class A Common Stock, vesting in one-fifth increments on each of the first, second, third, fourth and fifth anniversaries of the date of the grant. From January 1, 2009 to April 10, 2009, the Board did not make any stock option grants or restricted stock awards to purchase Class A Common Stock to any Board member.

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2008. Ms. Chagnon does not currently receive separate compensation for her services as a director. For her compensation as our Chief Executive Officer, see Ms. Chagnon’s compensation discussed in this Proxy Statement under the “Compensation Discussion and Analysis” and the data related to her compensation in the Summary Compensation Table and related tables.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
George B. Beitzel	35,000	11,972	8,073	—	45,045
Amos Kaminski	35,000	11,972	8,073	—	45,045
David G. Lubrano	35,000	11,972	8,073	—	45,045
Charles Ying	50,000	11,972	8,073	—	70,045

(1)	Compensation amounts for the restricted stock awards and stock option awards represent the amount recognized for financial statement reporting purposes pursuant to the Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”). These amounts disregard any estimates based on forfeitures relating to service-based vesting conditions. These numbers are not necessarily indicative of the intended cash equivalent value of each grant, which amount is represented in the Grants of Plan Based Awards table. For the assumptions used in these valuations, see the Notes to Consolidated Financial Statements in our 2008 audited financial statements included within our Annual Report on Form 10-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and stockholders who own more than ten percent of the outstanding Class A Common Stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to us.

Based solely on a review of the copies of such forms received by the Company, and on written representations from certain reporting persons, we believe that with respect to the year ended December 31, 2008, our directors, officers and ten-percent stockholders timely filed all such required forms.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the audit of our financial statements for the year ended December 31, 2008 and intends to retain PwC for the year ending December 31, 2009. Representatives of PwC are expected to be present at the meeting to answer appropriate questions and they will have the opportunity to make a statement if they desire to do so.

Principal Accountant Fees and Services

We retained our independent registered public accounting firm, PwC, to provide services in the following categories and amounts:

	Years Ended December 31,
	2008	2007
Audit fees(1)	$243,000	$205,000
Audit-related fees(2)	10,000	—
Tax fees(3)	61,250	31,000
All other fees(4)	—	58,000

Total all fees	$314,250	$294,000

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for professional services for tax compliance, tax advice, and tax planning. This category includes fees related to the preparation and review of federal, state and international tax returns.

(4)	All other fees for 2007 represent services performed in connection with a Section 382 study.

Our Audit Committee (the “Audit Committee”) annually considers whether the provisions of non-audit services by our principal auditors is compatible with maintaining auditor independence and concluded that all such services provided during 2008 were compatible with maintaining auditor independence.

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by our principal auditors during the year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above. The Audit Committee’s charter authorizes its Chairperson to address any requests for pre-approval of services between Audit Committee meetings, and the Chairperson must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services related to Audit-Related Fees and Tax Fees during 2008 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is comprised of Messrs. Beitzel, Kaminski and Lubrano, three non-employee directors who meet the independence criteria prescribed by applicable law and the rules of the U.S. Securities and Exchange Commission (“SEC”) for audit committee membership and each is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets the NASDAQ financial literacy requirements. The Board has named Mr. Lubrano, who meets the NASDAQ professional experience requirements, as its audit committee financial expert as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can also found on our website at http://www.bitstream.com/corporate/pdfs/bitstream-audit+committee+charter.pdf.

The Audit Committee has the responsibility for reviewing Bitstream’s accounting practices, internal accounting controls and financial results and oversees the engagement of our independent registered public accounting firm, including conducting a review of its independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any audit and audit related services that may be performed by them, reviewing with management and our independent auditors the adequacy of our internal controls, and reviewing our critical accounting policies and the application of accounting principles. The Audit Committee holds meetings with management and our independent registered public accounting firm to review our annual audited financial statements and quarterly financial statements. The Audit Committee establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

We have reviewed and discussed the audited financial statements for the year ended December 31, 2008 and management’s assessment of the effectiveness of Bitstream’s internal controls over financial reporting as of December 31, 2008 with management and the independent registered public accounting firm.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

We have received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with our independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, in reliance on management and the independent registered public accounting firm, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board has approved, the inclusion of the financial statements referred to above in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

George B. Beitzel

Amos Kaminski

David G. Lubrano, Chairperson

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the “Compensation Committee”) of the Company at the direction of the Board has prepared the following report for inclusion in this Proxy Statement. The Compensation Committee is comprised of Messrs. Beitzel, Kaminski and Lubrano, three non-employee directors who are “disinterested persons” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended and who are “independent” as required by applicable laws and regulations and the NASDAQ listing standards. The Compensation Committee has the responsibility for all compensation matters concerning the Company’s executive officers. The Compensation Committee is also responsible for oversight of our compensation plans and benefit programs and equity based awards to our non-executive employees and consultants. The Compensation Committee acts pursuant to a written charter, which may be found on our web site at http://www.bitstream.com/corporate/pdfs/bitstream-compensation+ committee+charter.pdf.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in the Proxy Statement and the Company’s Annual Report on Form 10-K.

Respectfully submitted,

COMPENSATION COMMITTEE

George B. Beitzel, Chairperson

Amos Kaminski

David G. Lubrano

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Bitstream’s executive compensation program is intended to attract and retain highly-qualified senior managers by providing compensation opportunities that reflect our business results and the individual executive’s performance. During the year ended December 31, 2008, we used salary, bonus, stock options and restricted stock awards, to meet these goals. We believe that these compensation opportunities will motivate management’s efforts by ensuring that the rewards received by our executives are consistent with the achievement of our business objectives and with the value added by management to the stockholders’ interests. Our compensation program provides for base salaries that reflect such factors as level of responsibility, internal fairness and external competitiveness. We also believe that a substantial portion of each of our executive’s compensation should be in the form of an incentive bonus. Receipt of this bonus is contingent upon our achievement of target levels of sales and earnings, strategic acquisitions and other initiatives, introduction of innovative products and services, and the achievement of and progress toward other significant annual financial and operational objectives as determined by the Compensation Committee. In general, the cash compensation of our executive officers approximates the average of compensation paid to executives of appropriate comparable companies who occupy positions of similar responsibilities. Our compensation program also provides long-term incentive opportunities in the form of stock options, restricted stock and other forms of equity compensation that strengthen the mutuality of economic interest between management and our stockholders and encourage management continuity. During the year ended December 31, 2008, we made restricted stock awards that vest over five-year periods and awarded stock options to purchase shares under our 2006 Incentive Compensation Plan to our executive officers that vest over a four-year period.

The following is a discussion of each element of our executive compensation program, including a description of the decisions and actions taken by the Compensation Committee with respect to the 2008 compensation for the Chief Executive Officer (the “CEO”) and all executive officers as a group.

Management Compensation Program

Overview

Compensation of our executive officers in the year ended December 31, 2008 (as reflected in the tables that follow with respect to the Named Executive Officers) consisted of the following elements: base salary, the opportunity for an annual incentive bonus, and stock option grants and restricted stock awards under our 2006 Incentive Compensation Plan. Total annual cash compensation for each executive officer varies each year based on our achievement of our annual objectives and the individual’s performance.

Base Salary

With respect to determining the base salary of each of the executive officers, the Compensation Committee takes into consideration a variety of factors, including the executive’s level of responsibility and individual performance, the salaries of similar positions in comparable companies and our financial and operational performance in relation to our objectives and our competitive standing. We review the results of various industry salary surveys to ensure our understanding of competitive compensation levels and practices in the marketplace. From time to time, we utilize the services of GK Partners, a recognized, independent external consulting firm to determine marketplace compensation values and practices, and to assess the reasonableness of our overall compensation program.

Annual Incentive Compensation

Our compensation philosophy includes granting annual cash bonuses reflecting the Company’s performance and individual executive performance. We maintain discretion to vary overall cash compensation for a given year by varying the size of the cash bonus based on corporate performance and individual performance. These cash bonuses reflect a material part of the overall compensation, with target payments ranging from 50%-100% of salary, depending upon executive position and overall company performance, and subject to the Compensation Committee’s discretion to award bonuses greater or lower than the target if they deem it appropriate. Because we believe that senior executives can have the greatest impact on the Company’s overall success, we typically set bonus targets as a higher percentage of base salaries for our most highly paid executives.

Our annual incentive bonus to our executive officers (including the Named Executive Officers) is based on the achievement of objective, financial and operational performance targets and the discretion of the Compensation Committee. These targets may include sales volume, net operating income, accomplishment of certain strategic business initiatives and other performance objectives as may be determined annually. In determining individual incentive bonus awards, the accountability of executive officers and their individual contributions towards the attainment of these objectives are considered. In determining awards for the most recent performance year, we placed considerable emphasis on new product development, and management of corporate expenses and cash and cash equivalents on hand during this challenging economic climate. We also placed emphasis on sales growth and earnings levels achieved during this challenging economic environment. Cash bonus payments for 2008 were substantially lower than previous years reflecting the lower financial results achieved in 2008. The calculation of our financial and operational performance with respect to the determination of these incentive bonus awards, if any, is made as soon as is practicable after the completion of our fiscal year.

Long-Term Incentive Awards

In addition to cash compensation, the Compensation Committee and the Board believe that providing executive officers with stock ownership opportunities aligns the interests of the executives with other stockholders and encourages the executives’ long-term retention. The long-term incentive element of our management compensation program has historically been in the form of stock option grants. The 2006 Incentive Compensation Plan, which was adopted on April 14, 2006 and approved by the stockholders on June 1, 2006, authorizes a committee of two or more directors designated by the Board, currently the Compensation Committee, to grant Options, Restricted Stock, Stock granted as a bonus or in lieu of another award, Other Stock-Based Awards, Performance Awards or Annual Incentive Awards for up to 2,000,000 shares of Class A Common Stock. Awards are typically granted annually, although supplemental awards are granted occasionally. All options granted in fiscal 2008 were subject to a four-year vesting provision and all restricted stock awards in fiscal 2008 were subject to a five-year vesting provision. We make awards based upon each executive’s relative position, responsibilities and performance over the previous year and the executive officer’s anticipated future performance, potential and responsibilities. We also review prior awards to each executive, including the number of shares that continue to be subject to vesting under their respective outstanding awards, in setting the size of awards to be granted to the executive officers. In addition, we use data compiled by our independent compensation consultant on awards granted by comparable companies based on industry and revenue. On May 20, 2008, the Board awarded Incentive Stock Options (“ISOs”) to purchase 50,000 shares of Class A Common Stock to Anna Chagnon and 15,000 shares of Class A Common Stock to each of John Collins, James Dore, Sampo Kaasila, and Costas Kitsos. Such options have an exercise price equal to the fair market value of the Class A Common Stock of the Company on the date of grant as reported on NASDAQ, are exercisable for ten years and vest in one-fourth increments on each of the first, second, third and fourth anniversaries of the date of the grant. In addition, on May 20, 2008, the Board made restricted stock awards of 5,000 shares of Class A Common Stock of the Company to each of John Collins, James Dore, Sampo Kaasila, and Costas Kitsos and 10,000 shares to Anna Chagnon. Such stock awards vest in one-fifth increments on each of the first, second, third, fourth, and fifth anniversaries of the date of the grant.

The Incentive Compensation Plan is intended to create opportunities for executive officers and other key employees of the Company to acquire a proprietary interest in the Company to align their interests with those of the Company’s stockholders. In addition, the vesting provisions of such awards (which limit the exercisability of stock options and the receipt of restricted stock for certain periods of time) encourage the continued service and stability of the management team.

Individual Performance

Anna M. Chagnon has served as our Chief Executive Officer since October 2003. Effective March 1, 2008, Ms. Chagnon’s salary was increased from $275,000 to $300,000. For 2008, Ms. Chagnon target bonus was 67% of salary. The Compensation Committee, without Ms. Chagnon’s participation, evaluates Ms. Chagnon’s performance (and determines her bonus) by reviewing the Company’s overall revenue growth and operating profit, the performance of Ms. Chagnon’s management team, and the Company’s success in achieving the goals contained in the Company’s budget for the year. This year, the Compensation Committee determined that Ms. Chagnon partially met those goals by, among other things, guiding the Company’s path through challenging economic times, managing expenses and our cash position while growing revenue by approximately 2% during 2008 as compared to the prior year, and helping to consummate several key new business relationships. Accordingly, the Committee awarded Ms. Chagnon a bonus of $100,000 (approximately 50% of her target). Ms. Chagnon is eligible to participate in the same executive compensation programs in which our other executive-level employees participate. Her total annual compensation for 2008 (including compensation derived from salary and annual incentive bonus) was determined by the Compensation Committee in consideration of the same performance criteria used to establish pay levels for all other executive-level employees. The Compensation Committee has determined that Ms. Chagnon’s salary is at or below the median salary of Chief Executive Officers in a selected group of comparable companies. On May 20, 2008, Ms. Chagnon was granted a stock option under our 2006 Incentive Compensation Plan for 50,000 shares of our common stock at a price per share of $6.15 and awarded restricted stock of 10,000 shares of our common stock as part of the annual grant process described above. The stock options vest over four years at a rate of 25% on the first, second, third and fourth anniversary of the grant, and the restricted stock vests over five years at a rate of 20% on the first, second, third, fourth, and fifth anniversary of the grant.

Ms. Chagnon manages our named executive officers (“NEO’s”), other than herself. Ms. Chagnon reviews the NEO’s performance against operating and strategic goals set for that executive during the previous year; she then further assesses each NEO’s individual performance by measuring the NEO’s contribution to the Company’s consolidated results and the Company’s success in achieving the goals contained in the Company’s budget for the year. Based on this assessment, Ms. Chagnon then recommends to the Compensation Committee what percentage of the target bonus award available to the NEOs each of the NEOs should receive. The Compensation Committee either accepts Ms. Chagnon’s recommended bonus for each NEO, or suggests other factors or outcomes. After these deliberations, the Compensation Committee approves a bonus for each such executive. For 2008, Ms. Chagnon set the target bonus for the other NEO’s at approximately 50% of their respective annual salary or $90,000 to each of John Collins, Sampo Kaasila, and Costas Kitsos and $92,500 to James Dore. Based upon the Company’s financial results and her evaluation that each of the NEO’s had partially met their goals during a year with very challenging economic conditions, Ms. Chagnon recommended and the Compensation committee awarded bonuses of $50,000 to each of John Collins, Sampo Kaasila, and Costas Kitsos (approximately 56% of their targets) and $55,000 to James Dore (approximately 59% of his target).

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid for the year ended December 31, 2008 by the Company to its Chief Executive Officer (the “CEO”), and the four most highly compensated executive officers other than the CEO who were serving as executive officers on December 31, 2008, whose aggregate salary and bonus exceeded $100,000 for the year ended December 31, 2008, (together, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(1)	Options/ Warrants ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Anna M. Chagnon President & CEO	2008 2007 2006	294,711 265,000 250,000	— — —	23,945 9,190 —	106,772 106,244 94,695	100,000 200,000 200,000	6,900 6,750 3,300	532,328 587,184 547,995

James P. Dore Vice President & CFO	2008 2007 2006	180,769 158,500 150,000	— — —	11,972 4,595 —	64,952 65,253 32,533	55,000 100,000 100,000	6,900 6,750 3,294	319,593 335,098 285,827

Costas Kitsos Vice President of Engineering	2008 2007 2006	176,827 162,750 160,000	— — —	11,972 4,595 —	61,006 45,870 16,345	50,000 100,000 100,000	6,900 6,750 3,300	306,705 319,965 279,645

Sampo Kaasila Vice President of Research and Development	2008 2007 2006	176,827 158,500 150,000	— — —	11,972 4,595 —	61,006 45,870 16,345	50,000 100,000 100,000	6,900 6,750 3,294	306,705 315,715 269,639

John S. Collins Vice President and Chief Technology Officer	2008 2007 2006	141,462 127,000 120,000	— — —	11,972 4,595 —	61,006 45,870 16,345	50,000 100,000 100,000	6,900 6,750 2,845	271,340 284,215 239,190

(1)	Payments reported as a bonus prior to 2006 are now disclosed in the Non-Equity Incentive Plan Compensation column and in the Grants of Plan-Based Awards Table below to the extent they do not represent mandatory payments.
(2)	Compensation amounts for 2008, 2007 and 2006 for restricted stock, stock option and warrant awards represent the amount recognized for financial statement reporting purposes pursuant to the Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”). These amounts disregard any estimates based on forfeitures relating to service-based vesting conditions. These numbers are not necessarily indicative of the intended cash equivalent value of each grant, which amount is represented in the Grants of Plan Based Awards table. For the assumptions used in these valuations, see the Notes to Consolidated Financial Statements in our 2008 audited financial statements included within our Annual Report on Form 10-K.
(3)	Amounts represent the actual annual incentive compensation payments to each officer pursuant to our annual incentive plan. The bonus amounts for 2008 were paid in February 2009, the bonus amounts for 2007 were paid in March 2008 and the bonus amounts for 2006 were paid in February 2007.
(4)	Represents matching contributions by the Company for the account of the Named Executive Officer under the Company’s 401(k) Plan unless otherwise noted.

All of the Company’s Named Executive Officers are employed on an at-will basis and none of the Named Executive Officers is a party to any employment agreement with the Company. Each of the executive officers may also receive discretionary bonuses as may be determined by the Compensation Committee.

Plan Based Awards

The following table provides information as to the grants of plan-based awards to each Named Executive Officer during 2008. The table identifies the threshold (or minimum amount payable other than zero), target payable if specified performance goals are achieved, and maximum values of the 2008 incentive plan awards for each of the named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated possible payouts under Non-Equity Incentive Plan Awards (1)				Stock Awards: Number of Restricted Shares of Stock (#)(2)	Number of Securities Underlying Options Granted (#)(3)	Full grant date fair value of each equity award ($) (4)
		Threshold $	Target $	Maximum $	Grant Date
Anna M. Chagnon	02/29/08	—	200,000	—	05/20/08	10,000	50,000	287,570
John S. Collins	02/29/08	—	90,000	—	05/20/08	5,000	15,000	98,571
James P. Dore	02/29/08	—	92,500	—	05/20/08	5,000	15,000	98,571
Sampo Kaasila	02/29/08	—	90,000	—	05/20/08	5,000	15,000	98,571
Costas Kitsos	02/29/08	—	90,000	—	05/20/08	5,000	15,000	98,571

(1)	Amounts represent target amounts payable to each officer pursuant to our annual incentive plan, which plan does not have specific thresholds or maximums. For actual amounts paid (paid in February 2009) to each officer pursuant to this plan, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance targets associated with these awards see “Compensation Discussion and Analysis”.
(2)	Amounts represent stock awards of restricted shares of Class A Common Stock. These stock awards vest in equal installments of 20% of each award on each of the first, second, third, fourth and fifth anniversary of the date of the grant.
(3)	Amounts represent awards of options to purchase shares of Class A Common Stock at an exercise price of $6.15 per share, which was the fair market value of the shares on the date of grant as required by our 2006 Incentive Compensation Plan. These options expire on May 20, 2018 and vest in equal installments of 25% of each award on each of the first, second, third, and fourth anniversary of the date of the grant.
(4)	Amounts represent the full grant date fair value assuming the closing price of the stock on the date of grant of the award as required by our 2006 Incentive Compensation Plan.

Outstanding Equity Awards at December 31, 2008

The following table sets forth, the number of unexercised options held by each named executive officer at year end, the exercise price and expiration date of each award.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards (1)				Stock Awards (2)
	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Exercise Price	Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)	Grant Date
Name	Exercisable	Unexercisable
Anna M. Chagnon	20,000	—	2.0310	11/04/09	8,000	36,720	05/24/07
	42,899	—	2.0310	12/11/10	10,000	45,900	05/20/08
	40,000	—	3.9600	11/05/11	—	—	—
	100,000	—	3.0000	02/12/14	—	—	—
	60,000	—	1.5900	08/02/14	—	—	—
	25,000	25,000	4.4500	08/03/16	—	—	—
	5,000	15,000	8.1200	05/24/17	—	—	—
	—	50,000	6.1500	05/20/18	—	—	—

John S. Collins	12,500	12,500	4.4500	08/03/16	4,000	18,360	05/24/07
	5,000	15,000	8.1200	05/24/17	5,000	22,950	05/20/08
	—	15,000	6.1500	05/20/18	—	—	—

James P. Dore	1,667	—	1.3440	07/06/09	4,000	18,360	05/24/07
	6,667	—	2.5000	10/24/10	5,000	22,950	05/20/08
	6,000	—	3.9600	11/05/11	—	—	—
	50,000	—	1.7900	02/13/13	—	—	—
	25,000	—	1.5900	08/02/14	—	—	—
	30,000	—	2.3390	02/07/15	—	—	—
	12,500	12,500	4.4500	08/03/16	—	—	—
	5,000	15,000	8.1200	05/24/17	—	—	—
	—	15,000	6.1500	05/20/18	—	—	—

Sampo Kaasila	20,000	—	3.9600	11/05/11	4,000	18,360	05/24/07
	25,000	—	1.5900	08/02/14	5,000	22,950	05/20/08
	12,500	12,500	4.4500	08/03/16	—	—	—
	5,000	15,000	8.1200	05/24/17	—	—	—
	—	15,000	6.1500	05/20/18

Costas Kitsos	300	—	2.0310	11/04/09	4,000	18,360	05/24/07
	42,400	—	2.0310	12/11/10	5,000	22,950	05/20/08
	20,000	—	3.9600	11/05/11	—	—	—
	25,000	—	1.5900	08/02/14	—	—	—
	12,500	12,500	4.4500	08/03/16	—	—	—
	5,000	15,000	8.1200	05/24/17	—	—	—
	—	15,000	6.1500	05/20/18

(1)	All options outstanding as of December 31, 2008 have ten-year terms. All options with an expiration date prior to June 2016 vest over a three-year period in equal installments on the first, second, and third anniversary of the award. Options granted under the 2006 Incentive Compensation Plan, which include the options above with an expiration date after June 2016, vest over a four-year period in equal installments of 25% on the first, second, third, and fourth anniversary of the award.
(2)	The value of the stock award was calculated by using a share price of $4.59, the closing price of Bitstream’s common stock on December 31, 2008. Stock Awards vest over a five-year period in equal installments of 20% on the first, second, third, fourth, and fifth anniversary of the award.

Value Realized from Stock Options and Stock Appreciation Awards

The following table sets forth the number of options exercised and the value each named executive officer realized during 2008. As of December 31, 2008 we have not awarded any stock appreciation rights.

OPTION EXERCISES AND STOCK VESTED DURING 2008

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anna M. Chagnon	—	—	2,000	11,540
John S. Collins	—	—	1,000	5,770
James P. Dore	—	—	1,000	5,770
Sampo Kaasila	—	—	1,000	5,770
Costas Kitsos	—	—	1,000	5,770

(1)	The “value realized” represents the total value of gains on the date of exercise based on the actual sale prices or on the closing price that day if the shares were not sold that day, in each case less the exercise price of the stock options, without deducting taxes or commissions paid by employee.

EXECUTIVE AGREEMENTS

All of the Company’s Named Executive Officers are employed on an at-will basis and none of the Named Executive Officers is a party to any employment agreement with the Company. Each of the executive officers may also receive discretionary bonuses as may be determined by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2008, Messrs. Beitzel, Kaminski, and Lubrano fulfilled all functions of the Compensation Committee with regard to determining compensation of executive officers of the Company.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of April 6, 2009, with respect to the Class A Common Stock owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to the Company to own beneficially more than 5% of the Class A Common Stock, by each director, by the executive officers named in the Summary Compensation Table included elsewhere herein, and by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Class A Common Stock if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days following April 6, 2009. As used herein “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

Name and Address(2)	Number (1)	Percent of Common Stock (1)
Principal Stockholders
Mr. Trent Stedman (Millennium Group LLC) (3) 799 Central Ave. Suite 350 Highland, IL 60035	1,346,562	13.65%

Raging Capital Management, LLC (4) 254 Witherspoon Street Princeton, New Jersey 08542	685,097	6.94%

Columbia Pacific Opportunity Fund, L.P. (5) 1910 Fairview Avenue East, Suite 500 Seattle, WA 98102	588,526	5.96%

Oppenheimer Funds, Inc. (6) Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281-1008	525,735	5.33%

Directors and Executive Officers
Charles Ying (7)	599,891	6.06%
David G. Lubrano (8)	483,155	4.89%
George B. Beitzel (9)	475,032	4.79%
Amos Kaminski (10)	419,000	4.22%
Anna M. Chagnon (11)	381,649	3.75%
James P. Dore (12)	155,584	1.55%
Costas Kitsos (13)	123,950	1.24%
Sampo Kaasila (14)	100,250	1.01%
John S. Collins (15)	91,968	0.93%
All directors and executive officers as a group (9 persons) (7)(8)(9)(10)(11)(12)(13)(14)(15)	2,830,479	26.46%

(1)

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The information presented with respect to the Principal Stockholders is based on reports of beneficial ownership on Forms 3 and 4, and Schedules 13D and 13G delivered to the Company pursuant to the Exchange Act and such other information as may have been provided to the Company by any such Principal Stockholder. In accordance with the rules of the Securities and Exchange Commission, Class A Common Stock subject to stock options or warrants which are currently exercisable or which become exercisable within 60 days after April 6, 2009, are deemed outstanding for computing the share ownership and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)	Unless otherwise indicated, the address of each director and officer listed is: c/o Bitstream Inc., 245 First Street, 17 th Floor, Cambridge, MA 02142.
(3)	Based upon the information provided pursuant to a joint statement on a Form 4 filed with the SEC on March 26, 2009 by Trent Stedman (Millennium Group LLC).
(4)	Based upon the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on February 9, 2009 by Raging Capital Management, LLC.
(5)	Based upon the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on February 17, 2009 by Columbia Pacific Opportunity Fund L.P.
(6)	Based upon the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on January 26, 2009 by Oppenheimer Funds Inc.
(7)	Includes 35,000 shares issuable to Mr. Ying upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.
(8)	Includes 15,000 shares issuable to Mr. Lubrano upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.
(9)	Includes 55,000 shares issuable to Mr. Beitzel upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.
(10)	Includes 55,000 shares issuable to Mr. Kaminski upon the exercise of options, and 9,000 shares which represent non-vested restricted stock awards.
(11)	Includes 259,499 shares issuable to Ms. Chagnon upon the exercise of options and 18,000 shares which represent non-vested restricted stock awards. Also includes 5,175 shares issuable upon the exercise of options held of record by Michael Chagnon, an employee of the Company and Ms. Chagnon’s spouse, and, therefore, Ms. Chagnon may be deemed a beneficial owner of such shares and 50,000 shares held by Ms. Chagnon and her husband as joint tenants.
(12)	Includes 145,584 shares issuable to Mr. Dore upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.
(13)	Includes 113,950 shares issuable to Mr. Kitsos upon the exercise of options and 9,000 shares which represent non-vested restricted stock awards.
(14)	Includes 71,250 shares issuable to Mr. Kaasila upon the exercise of options, 9,000 shares which represent non-vested restricted stock awards, and 19,000 shares held by Mr. Kaasila and his wife as joint tenants.
(15)	Includes 26,250 shares issuable to Mr. Collins upon the exercise of options, 9,000 shares which represent non-vested restricted stock awards, and 55,718 shares held by Mr. Collins and his wife as joint tenants.

We are not aware of any arrangements including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of security holders intended to be presented at the next Annual Meeting of Stockholders of the Company to be held during 2010, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by us at our principal executive office in Cambridge, Massachusetts before December 18, 2009 for inclusion in our proxy and proxy statement relating to said meeting. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission. For non-Rule 14a-8 proposals, our By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to our Corporate Secretary at our principal executive office not earlier than 45 days before the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting of Stockholders (if such proxy materials were mailed) and 60 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders, nor later than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a security holder fails to notify us, pursuant to the requirements of the advance notice provisions of the By-laws, of a non-Rule 14a-8 stockholder proposal which it intends to submit at our next Annual Meeting of Stockholders to be held during 2010, the proxy solicited by the Board with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

ANNUAL REPORT AND FORM 10-K

Our Annual Report to Stockholders, including financial statements, for the year ended December 31, 2008 is being furnished to our stockholders of record concurrently with this Proxy Statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

Our Annual Report filed with the Securities and Exchange Commission on Form 10-K, which includes our consolidated financial statements, is available to stockholders without charge upon written request to the President and General Counsel of the Company at 245 First Street, 17th Floor, Cambridge, Massachusetts 02142.

OTHER MATTERS

As of the date of this Proxy Statement, the management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting of Stockholders and Proxy Statement which may come before the Meeting. Should any other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment on such matters.

BITSTREAM INC.
C123456789
	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - George B. Beitzel	☐	☐	02 - Anna M. Chagnon	☐	☐	03 - Amos Kaminski	☐	☐

04 - David G. Lubrano	☐	☐	05 - Charles Ying	☐	☐

	For	Against	Abstain
2. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting or any postponement or adjournment thereof.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this Proxy and sign your name exactly as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If a partnership, an authorized person should sign in the partnership name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Dear Stockholder:

Please take note of the important information enclosed with this proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Bitstream Inc.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BITSTREAM INC.

245 First Street, 17th Floor

Cambridge, Massachusetts 02142-1200

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and 2008 Annual Report are available at www.bitstream.com/eproxy

The undersigned hereby appoints Charles Ying and Anna Chagnon, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”) of Bitstream Inc. (the “Company”) held of record by the undersigned on April 6, 2009, at the Company’s Annual Meeting of Stockholders to be held May 14, 2009 and at any adjournment thereof.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ITEM (1) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

Please date, sign and return this Proxy Card in the enclosed envelope. No postage required if mailed in the United States.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE